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                                  A.S.V., INC.

                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

                  YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                          2004             2003             2002
                                                     ---------------   -------------   -------------
BASIC
   Earnings
     Net earnings                                    $    17,175,149   $   8,717,903   $   1,353,129
                                                     ===============   =============   =============
   Shares
     Weighted average number of common
       shares outstanding                                 12,735,999      10,218,793      10,170,645
                                                     ===============   =============   =============
   Earnings per common share                         $          1.35   $         .85   $         .13
                                                     ===============   =============   =============
DILUTED
   Earnings
     Net earnings                                    $    17,175,149   $   8,717,903   $   1,353,129
                                                     ===============   =============   =============
   Shares
     Weighted average number of common
       shares outstanding                                 12,735,999      10,218,793      10,170,645
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants             676,501         966,890          58,412
                                                     ---------------   -------------   -------------
     Weighted average number of common and
       common equivalent shares outstanding               13,412,500      11,185,683      10,229,057
                                                     ===============   =============   =============
   Earnings per common share                         $          1.28   $         .78   $         .13
                                                     ===============   =============   =============


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